POWER OF ATTORNEY

Each of the undersigned Trustees of the Amana Mutual Funds Trust, an Indiana Business Trust, proposing to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, an amendment to the Registration Statement on Form N-1A and a related Amendment to the Registration Statement of the Trust under the Investment Company Acto of 1940 (the "Amendments") does hereby separately and severally appoint and constitute Nicholas F. Kaiser, whose signature appears below:

______________/s/Nicholas Kaiser___________

Nicholas F. Kaiser

his true and lawful attorney for him and in his name, place and stead to sign in the capacity of a Trustee of Amana Mutual Funds Trust such Amendment and any and all additional amendments thereto, and to file such amendment or amendments and all instruments necessary or incidental thereto with the Securities and Exchange Commission under such 1933 and 1940 Acts.

IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals this 12th day of June, 2003.

__/s/ Iqbal Unus __ /s/ Talat Othman___

Iqbal Unus Talat M. Othman

__/s/ Samir Salah___

Samir I. Salah